SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2005

CHAMPION ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Michigan	1-9751	38-2743168

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Cambridge Court, Suite 300
Auburn Hills, Michigan 48326

(Address of principal executive offices)

Registrant’s telephone number, including area code: (248) 340-9090

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

     On July 19, 2005, Champion Enterprises, Inc. issued a press release announcing its financial results for the second quarter ended July 2, 2005. This press release is being furnished pursuant to Item 2.02 of Form 8-K. The full text of the press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The registrant’s press release issued July 19, 2005 contains a table that reconciles net income and includes a subtotal of pretax internal operating results, which excludes mark-to-market credits (charges) for a stock warrant, debt retirement (loss) gain, income tax (expense) benefit, and (loss) income from discontinued operations. Management believes that pretax internal operating results, which exclude non-cash capital structure related items, income taxes, and discontinued operations, is useful in understanding the results of its core operations of producing and selling factory-built housing.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

Exhibit
Number
99.1	Press Release dated July 19, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION ENTERPRISES, INC.

/s/ Phyllis A. Knight

Phyllis A. Knight,
Executive Vice President and Chief Financial Officer

Date: July 20, 2005

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated July 19, 2005